Exhibit 99.1

Contacts:
Dan Mahoney	Nicholas Manganaro
Chief Financial Officer	Sharon Merrill Associates, Inc.
Charles River Associates	crai@investorrelations.com
617-425-3505	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2021
Broad-based Contributions Drive Strong Revenue and Profit Growth

Company Raises Revenue and EBITDA Guidance for Fiscal 2021

BOSTON, August 5, 2021 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal second quarter ended July 3, 2021.

“Building on a strong start to fiscal 2021, CRA reported revenue growth of 20.5% year over year to $148.2 million, representing the highest quarterly revenue in the company’s history,” said Paul Maleh, CRA’s President and Chief Executive Officer. “Our outstanding performance for the quarter was driven by year-over-year revenue growth of more than 20% in eight practices—specifically, our Antitrust & Competition Economics, Auctions & Competitive Bidding, Energy, Financial Economics, Intellectual Property, Labor & Employment, Marakon, and Risk, Investigations & Analytics practices. Growth was balanced across our geographies, with revenue from our North American and international operations increasing by 21.9% and 14.4%, respectively. The quarter’s top-line growth resulted in accelerating profit expansion, as CRA’s net income, earnings per diluted share and EBITDA all grew significantly faster than revenue.”

Key Second-Quarter Fiscal 2021 Highlights
•Revenue grew 20.5% year over year to $148.2 million.
•Utilization was 75%, and quarter-end headcount increased 3.9% year over year.
•Net income increased 95.0% year over year to $11.6 million, or 7.8% of revenue, compared with $5.9 million, or 4.8% of revenue, in the second quarter of fiscal 2020; non-GAAP net income increased 82.3% year over year to $11.6 million, or 7.8% of revenue, compared with $6.3 million, or 5.2% of revenue, in the second quarter of fiscal 2020.
•Earnings per diluted share increased 104.0% year over year to $1.53; non-GAAP earnings per diluted share increased 91.3% year over year to $1.53.
•Non-GAAP EBITDA increased 61.3% to $19.2 million, or 13.0% of revenue, compared with $11.9 million, or 9.7% of revenue, in the second quarter of fiscal 2020.
•On a constant currency basis relative to the second quarter of fiscal 2020, revenue, GAAP net income, and earnings per diluted share would have been lower by $2.7 million, $0.1 million, and $0.02 per diluted share, respectively. Non-GAAP net income, earnings per diluted share, and EBITDA would have been lower by $0.1 million, $0.02 per diluted share, and $0.2 million respectively.
•CRA returned $26.9 million of capital to its shareholders, consisting of $1.9 million of dividend payments and $25.0 million for share repurchases of approximately 338,000 shares. The shares were repurchased pursuant to CRA’s modified “Dutch auction” self-tender offer that expired on April 5, 2021.

Outlook and Financial Guidance
“Through the first two quarters of fiscal 2021, on a constant currency basis relative to fiscal 2020, we have increased revenue by 16.4% to $290.1 million and non-GAAP EBITDA by 47.4% to $36.6 million, achieving a margin of 12.6%. Reflecting the continued strength and quality of our business, we are again raising both our revenue and EBITDA guidance,” continued Maleh. “For the full-year fiscal 2021, on a constant currency basis relative to fiscal 2020, we now expect revenue in the range of $565 million to $575 million, and non-GAAP EBITDA margin in the range of 11.2% to 11.7%. This new guidance compares with a prior revenue range of $550 million to $570 million and a non-GAAP EBITDA margin range of 10.0% to 10.5%. While we are pleased with CRA’s strong performance through the first half of the year, we remain mindful that uncertainties around global economic, business, health, and political conditions can affect our business.”

CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because the Company is unable to estimate with reasonable certainty unusual gains or charges, foreign currency exchange rates, and the resulting effect of these items, and of equity awards, on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.

Quarterly Dividend
On August 5, 2021, CRA’s Board of Directors announced a quarterly cash dividend of $0.26 per common share, payable on September 10, 2021 to shareholders of record as of August 31, 2021. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.

Conference Call Information and Prepared CFO Remarks
CRA will host a conference call today at 10:00 a.m. ET to discuss its second-quarter 2021 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Dan Mahoney under “Conference Call Materials” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)
Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES
In this release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that are not calculated in accordance with GAAP: non‑GAAP net income, non‑GAAP net income per share and non‑GAAP EBITDA. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments are made to the performance measures for some of CRA’s performance-based compensation.

CRA defines non-GAAP EBITDA as net income before interest expense (net), income taxes, and depreciation and amortization further adjusted for the impact of certain items that we do not consider indicative of our core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration and related tax effects. Non-GAAP net income and non-GAAP net income per share also exclude non-cash amounts relating to valuation changes in contingent consideration and related tax effects. This release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates. On a constant currency basis relative to the first half of 2020, revenue would have been lower by $4.6 million and EBITDA would have been lower by $0.5 million.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this release. EBITDA and the financial measures identified in this release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

SAFE HARBOR STATEMENT
Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin, the impact of exchange rate fluctuations on our financial results, our expectations regarding continued growth, our expectations regarding the payment of any future quarterly dividends and the level and extent of any purchases under our share repurchase program, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2021 on a constant currency basis relative to fiscal 2020 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; the impact of the COVID-19 pandemic; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JULY 3, 2021 COMPARED TO JUNE 27, 2020
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	July 3, 2021	As a % of Revenue	June 27, 2020	As a % of Revenue	July 3, 2021	As a % of Revenue	June 27, 2020	As a % of Revenue
Revenues	$148,237	100.0%	$123,031	100.0%	$294,755	100.0%	$249,189	100.0%
Cost of services (exclusive of depreciation and amortization)	105,042	70.9%	90,168	73.3%	210,416	71.4%	181,165	72.7%
Selling, general and administrative expenses	24,043	16.2%	21,418	17.4%	47,250	16.0%	45,541	18.3%
Depreciation and amortization	3,215	2.2%	3,106	2.5%	6,516	2.2%	6,049	2.4%
Income from operations	15,937	10.8%	8,339	6.8%	30,573	10.4%	16,434	6.6%

Interest expense, net	(409)	-0.3%	(372)	-0.3%	(608)	-0.2%	(734)	-0.3%
Foreign currency gains (losses), net	63	—%	(102)	-0.1%	(488)	-0.2%	1,320	0.5%
Income before provision for income taxes	15,591	10.5%	7,865	6.4%	29,477	10.0%	17,020	6.8%
Provision for income taxes	4,025	2.7%	1,934	1.6%	7,410	2.5%	4,621	1.9%
Net income	$11,566	7.8%	$5,931	4.8%	$22,067	7.5%	$12,399	5.0%

Net income per share:
Basic	$1.57		$0.76		$2.94		$1.59
Diluted	$1.53		$0.75		$2.86		$1.55

Weighted average number of shares outstanding:
Basic	7,320		7,764		7,473		7,784
Diluted	7,539		7,920		7,685		7,979

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JULY 3, 2021 COMPARED TO JUNE 27, 2020
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	July 3, 2021	As a % of Revenue	June 27, 2020	As a % of Revenue	July 3, 2021	As a % of Revenue	June 27, 2020	As a % of Revenue
Revenues	$148,237	100.0%	$123,031	100.0%	$294,755	100.0%	$249,189	100.0%

Net income	$11,566	7.8%	$5,931	4.8%	$22,067	7.5%	$12,399	5.0%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	566	0.5%	380	0.1%	996	0.4%
Tax effect on adjustments	—	—%	(153)	-0.1%	(103)	—%	(270)	-0.1%
Non-GAAP net income	$11,566	7.8%	$6,344	5.2%	$22,344	7.6%	$13,125	5.3%

Non-GAAP net income per share:
Basic	$1.57		$0.81		$2.98		$1.68
Diluted	$1.53		$0.80		$2.90		$1.64

Weighted average number of shares outstanding:
Basic	7,320		7,764		7,473		7,784
Diluted	7,539		7,920		7,685		7,979

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JULY 3, 2021 COMPARED TO JUNE 27, 2020
(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	July 3, 2021	As a % of Revenue	June 27, 2020	As a % of Revenue	July 3, 2021	As a % of Revenue	June 27, 2020	As a % of Revenue
Revenues	$148,237	100.0%	$123,031	100.0%	$294,755	100.0%	$249,189	100.0%

Net income	$11,566	7.8%	$5,931	4.8%	$22,067	7.5%	$12,399	5.0%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	566	0.5%	380	0.1%	996	0.4%
Tax effect on adjustments	—	—%	(153)	-0.1%	(103)	—%	(270)	-0.1%
Non-GAAP net income	$11,566	7.8%	$6,344	5.2%	$22,344	7.6%	$13,125	5.3%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	409	0.3%	372	0.3%	608	0.2%	734	0.3%
Provision for income taxes	4,025	2.7%	2,087	1.7%	7,513	2.5%	4,891	2.0%
Depreciation and amortization	3,215	2.2%	3,106	2.5%	6,516	2.2%	6,049	2.4%
Non-GAAP EBITDA	$19,215	13.0%	$11,909	9.7%	$36,981	12.5%	$24,799	10.0%

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	July 3, 2021	January 2, 2021
Assets
Cash and cash equivalents	$13,977	$45,677
Accounts receivable and unbilled services, net	173,894	152,476
Other current assets	20,203	21,817
Total current assets	208,074	219,970

Property and equipment, net	57,997	62,878
Goodwill and intangible assets, net	93,863	94,295
Right-of-use assets	116,868	122,144
Other assets	58,163	59,223
Total assets	$534,965	$558,510

Liabilities and Shareholders’ Equity
Accounts payable	$23,880	$19,430
Accrued expenses	99,443	136,376
Current portion of lease liabilities	14,088	13,557
Revolving line of credit	45,000	—
Other current liabilities	8,817	30,768
Total current liabilities	191,228	200,131
Non-current portion of lease liabilities	132,488	139,447
Other non-current liabilities	13,418	9,913
Total liabilities	337,134	349,491

Total shareholders’ equity	197,831	209,019
Total liabilities and shareholders’ equity	$534,965	$558,510

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Year-to-Date Period Ended
	July 3, 2021	June 27, 2020
Operating activities:
Net income	$22,067	$12,399
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash items, net	13,763	12,275
Accounts receivable and unbilled services	(21,648)	(8,962)
Working capital items, net	(50,405)	(60,012)
Net cash used in operating activities	(36,223)	(44,300)

Investing activities:
Purchases of property and equipment	(1,170)	(13,517)
Net cash used in investing activities	(1,170)	(13,517)

Financing activities:
Issuance of common stock, principally stock options exercises	2,500	569
Borrowings under revolving line of credit	70,000	77,000
Repayments under revolving line of credit	(25,000)	(18,000)
Tax withholding payments reimbursed by shares	(588)	(390)
Cash paid for contingent consideration	(2,357)	—
Cash dividends paid	(3,970)	(3,624)
Repurchase of common stock	(34,977)	(3,810)
Net cash provided by financing activities	5,608	51,745

Effect of foreign exchange rates on cash and cash equivalents	85	(760)

Net decrease in cash and cash equivalents	(31,700)	(6,832)
Cash and cash equivalents at beginning of period	45,677	25,639

Cash and cash equivalents at end of period	$13,977	$18,807

Noncash investing and financing activities:
Purchases of property and equipment not yet paid for	$124	$3,784
Asset retirement obligations	$—	$155
Right-of-use assets obtained in exchange for lease obligations	$1,070	$—
Restricted common stock issued for contingent consideration	$2,250	$—
Supplemental cash flow information:
Cash paid for taxes	$10,494	$2,057
Cash paid for interest	$379	$676
Cash paid for amounts included in operating lease liabilities	$10,325	$9,243